Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Nine Months Ended September 30, 2023.

WAUWATOSA, WI – 10/24/2023 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $3.3 million, or $0.16 per diluted share for the quarter ended September 30, 2023 compared to $5.3 million, or $0.25 per diluted share for the quarter ended September 30, 2022. Net income per diluted share was $0.46 for the nine months ended September 30, 2023 compared to net income per diluted share of $0.83 for the nine months ended September 30, 2022.

“We continue to navigate the challenges that have resulted from a rapid rise in interest rates and an inverted yield curve,” said Douglas Gordon, Chief Executive Officer of Waterstone Financial, Inc.  “The Community Banking Segment continues to maintain strong asset quality metrics and we achieved growth in both loans held for investment and deposits during the quarter.  The Mortgage Banking segment results continue to be negatively impacted by a challenging industry as inventory, housing affordability, and escalating interest rates have slowed mortgage origination volumes and compressed margins. We continue to try and find efficiencies in this environment. During the quarter, we were pleased to return $9.6 million back to shareholders through share repurchases and dividends declared.”

Highlights of the Quarter Ended September 30, 2023

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $3.3 million for the quarter ended September 30, 2023, compared to $5.3 million for the quarter ended September 30, 2022.
●	Consolidated return on average assets was 0.58% for the quarter ended September 30, 2023 compared to 1.08% for the quarter ended September 30, 2022.
●	Consolidated return on average equity was 3.63% for the quarter ended September 30, 2023 and 5.38% for the quarter ended September 30, 2022.
●	Dividends declared during the quarter ended September 30, 2023 totaled $0.15 per common share.
●	We repurchased approximately 516,000 shares at a cost (including the excise tax) of $6.7 million, or $12.94 per share, during the quarter ended September 30, 2023.
●	Nonperforming assets as percentage of total assets was 0.20% at September 30, 2023, 0.19% at June 30, 2023, and 0.27% at September 30, 2022.
●	Past due loans as a percentage of total loans was 0.53% at September 30, 2023, 0.50% at June 30, 2023, and 0.48% at September 30, 2022.
●	Book value per share was $16.60 at September 30, 2023 and $16.71 at December 31, 2022. Book value per share increased approximately $0.10 during the quarter ended September 30, 2023 and approximately $0.18 during the year ended September 30, 2023 due to our share repurchase activity.

Community Banking Segment

●	Pre-tax income totaled $5.7 million for the quarter ended September 30, 2023, which represents a $2.9 million, or 33.8%, decrease compared to $8.5 million for the quarter ended September 30, 2022.
●	Past due loans at the community banking segment was $6.7 million at September 30, 2023, $5.7 million at June 30, 2023, and $4.6 million at September 30, 2022.
●	Net interest income totaled $12.4 million for the quarter ended September 30, 2023, which represents a $3.1 million, or 19.8%, decrease compared to $15.5 million for the quarter ended September 30, 2022.
●	Average loans held for investment totaled $1.63 billion during the quarter ended September 30, 2023, which represents an increase of $316.3 million, or 24.1%, compared to $1.31 billion for the quarter ended September 30, 2022. The increase was primarily due to increases in the single-family and multi-family mortgages. Average loans held for investment increased $40.3 million compared to $1.59 billion for the quarter ended June 30, 2023. The increase was primarily due to an increase in the single-family, multi-family, construction, and commercial real estate mortgages.
●	Net interest margin decreased 108 basis points to 2.26% for the quarter ended September 30, 2023 compared to 3.34% for the quarter ended September 30, 2022, which was a result of an increase in weighted average cost of deposits and borrowings as the federal funds rate increases resulted in increased funding rates. Net interest margin decreased 21 basis points compared to 2.47% for the quarter ended June 30, 2023, driven by an increase in weighted average cost of deposits and borrowings as the federal funds rate increases resulted in increased funding rates.

●

The segment had a provision for credit losses related to funded loans of $206,000 for the quarter ended September 30, 2023 compared to a provision for credit losses related to funded loans of $262,000 for the quarter ended September 30, 2022.  The current quarter increase was primarily due to an increase in originations and loan balance. The provision for credit losses related to unfunded loan commitments was $239,000 for the quarter ended September 30, 2023 compared to a negative provision for credit losses related to unfunded loan commitments of $28,000 for the quarter ended September 30, 2022. The increase for the quarter ended September 30, 2023 was due primarily to an increase of loans in the loan commitment pipeline as loan activity increased during the quarter.

●	The efficiency ratio, a non-GAAP ratio, was 54.43% for the quarter ended September 30, 2023, compared to 47.16% for the quarter ended September 30, 2022.
●	Average deposits (excluding escrow accounts) totaled $1.20 billion during the quarter ended September 30, 2023, an increase of $6.0 million, or 0.5%, compared to $1.19 billion during the quarter ended September 30, 2022. Average deposits increased $15.4 million, or 5.2% annualized, compared to the $1.18 billion for the quarter ended June 30, 2023.
●	Other noninterest expense decreased $774,000 to $703,000 during the quarter ended September 30, 2023 compared to $1.5 million during the quarter ended September 30, 2022. The decrease was driven by fees paid to the mortgage banking segment for the purchase of single-family adjustable rate mortgage loans. These fees totaled $188,000 during the quarter ended September 30, 2023 compared to $1.0 million during the quarter ended September 30, 2022.

Mortgage Banking Segment

●	Pre-tax loss totaled $2.1 million for the quarter ended September 30, 2023, compared to $1.8 million of pre-tax loss for the quarter ended September 30, 2022.
●	Loan originations decreased $132.3 million, or 18.1%, to $597.6 million during the quarter ended September 30, 2023, compared to $729.9 million during the quarter ended September 30, 2022. Origination volume relative to purchase activity accounted for 95.4% of originations for the quarter ended September 30, 2023 compared to 94.2% of total originations for the quarter ended September 30, 2022.
●	Mortgage banking non-interest income decreased $5.9 million, or 21.4%, to $21.5 million for the quarter ended September 30, 2023, compared to $27.3 million for the quarter ended September 30, 2022.
●	Gross margin on loans sold decreased to 3.62% for the quarter ended September 30, 2023, compared to 3.70% for the quarter ended September 30, 2022.
●	Total compensation, payroll taxes and other employee benefits decreased $4.7 million, or 21.4%, to $17.2 million during the quarter ended September 30, 2023 compared to $21.9 million during the quarter ended September 30, 2022. The decrease primarily related to decreased commission expense and salary expense driven by decreased loan origination volume and reduced employee headcount.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhance comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2023	2022	2023	2022
	(In Thousands, except per share amounts)
Interest income:
Loans	$23,825	$16,235	$65,860	$44,281
Mortgage-related securities	1,060	903	2,972	2,326
Debt securities, federal funds sold and short-term investments	1,492	987	3,682	2,964
Total interest income	26,377	18,125	72,514	49,571
Interest expense:
Deposits	7,442	981	17,485	2,511
Borrowings	6,946	1,746	16,570	5,717
Total interest expense	14,388	2,727	34,055	8,228
Net interest income	11,989	15,398	38,459	41,343
Provision for credit losses	445	332	1,091	304
Net interest income after provision for loan losses	11,544	15,066	37,368	41,039
Noninterest income:
Service charges on loans and deposits	450	529	1,491	1,705
Increase in cash surrender value of life insurance	334	354	1,373	1,394
Mortgage banking income	21,172	26,064	59,856	83,749
Other	274	457	1,589	1,612
Total noninterest income	22,230	27,404	64,309	88,460
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	21,588	26,174	64,035	77,502
Occupancy, office furniture, and equipment	1,993	2,296	6,302	6,540
Advertising	916	1,137	2,749	3,004
Data processing	1,229	1,084	3,441	3,430
Communications	243	302	719	900
Professional fees	745	393	1,779	1,203
Real estate owned	1	1	3	6
Loan processing expense	722	1,120	2,672	3,685
Other	2,584	3,187	8,350	9,408
Total noninterest expenses	30,021	35,694	90,050	105,678
Income before income taxes	3,753	6,776	11,627	23,821
Income tax expense	500	1,506	2,212	5,269
Net income	$3,253	$5,270	$9,415	$18,552
Income per share:
Basic	$0.16	$0.25	$0.46	$0.84
Diluted	$0.16	$0.25	$0.46	$0.83
Weighted average shares outstanding:
Basic	19,998	21,342	20,420	22,193
Diluted	20,022	21,454	20,473	22,323

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30,	December 31,
	2023	2022
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$55,796	$33,700
Federal funds sold	6,237	10,683
Interest-earning deposits in other financial institutions and other short term investments	260	2,259
Cash and cash equivalents	62,293	46,642
Securities available for sale (at fair value)	194,499	196,588
Loans held for sale (at fair value)	157,421	131,188
Loans receivable	1,651,093	1,510,178
Less: Allowance for credit losses ("ACL") - loans	18,553	17,757
Loans receivable, net	1,632,540	1,492,421

Office properties and equipment, net	20,040	21,105
Federal Home Loan Bank stock (at cost)	23,414	17,357
Cash surrender value of life insurance	67,522	66,443
Real estate owned, net	372	145
Prepaid expenses and other assets	63,257	59,783
Total assets	$2,221,358	$2,031,672

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$189,954	$230,596
Money market and savings deposits	281,958	326,145
Time deposits	733,250	642,271
Total deposits	1,205,162	1,199,012

Borrowings	587,917	386,784
Advance payments by borrowers for taxes	28,238	5,334
Other liabilities	53,715	70,056
Total liabilities	1,875,032	1,661,186

Shareholders' equity:
Preferred stock	-	-
Common stock	209	222
Additional paid-in capital	110,020	128,550
Retained earnings	272,535	274,246
Unearned ESOP shares	(12,166)	(13,056)
Accumulated other comprehensive loss, net of taxes	(24,272)	(19,476)
Total shareholders' equity	346,326	370,486
Total liabilities and shareholders' equity	$2,221,358	$2,031,672

Share Information
Shares outstanding	20,860	22,174
Book value per share	$16.60	$16.71

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$11,989	$12,675	$13,795	$15,611	$15,398
Provision for credit losses	445	186	460	664	332
Total noninterest income	22,230	23,525	18,554	17,095	27,404
Total noninterest expense	30,021	30,922	29,107	31,384	35,694
Income before income taxes	3,753	5,092	2,782	658	6,776
Income tax (benefit) expense	500	1,085	627	(277)	1,506
Net income	$3,253	$4,007	$2,155	$935	$5,270
Income per share – basic	$0.16	$0.20	$0.10	$0.04	$0.25
Income per share – diluted	$0.16	$0.20	$0.10	$0.04	$0.25
Dividends declared per common share	$0.15	$0.20	$0.20	$0.20	$0.20

Performance Ratios (annualized):
Return on average assets - QTD	0.58%	0.74%	0.43%	0.19%	1.08%
Return on average equity - QTD	3.63%	4.41%	2.35%	0.99%	5.38%
Net interest margin - QTD	2.26%	2.47%	2.88%	3.29%	3.34%

Return on average assets - YTD	0.59%	0.59%	0.43%	0.96%	1.22%
Return on average equity - YTD	3.46%	3.37%	2.35%	4.91%	6.09%
Net interest margin - YTD	2.53%	2.67%	2.88%	3.00%	2.90%

Asset Quality Ratios:
Past due loans to total loans	0.53%	0.50%	0.64%	0.41%	0.48%
Nonaccrual loans to total loans	0.25%	0.26%	0.29%	0.29%	0.37%
Nonperforming assets to total assets	0.20%	0.19%	0.22%	0.22%	0.27%
Allowance for credit losses - loans to loans receivable	1.12%	1.14%	1.14%	1.18%	1.29%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,797,233	$1,759,001	$1,654,942	$1,578,790	$1,492,462
Mortgage related securities	174,202	171,938	170,218	170,209	172,807
Debt securities, federal funds sold and short term investments	132,935	123,195	115,962	130,973	162,211
Total interest-earning assets	2,104,370	2,054,134	1,941,122	1,879,972	1,827,480
Noninterest-earning assets	105,714	108,320	107,009	122,643	114,274
Total assets	$2,210,084	$2,162,454	$2,048,131	$2,002,615	$1,941,754

Interest-bearing liabilities
Demand accounts	$90,623	$69,147	$68,564	$75,449	$75,058
Money market, savings, and escrow accounts	306,806	305,576	322,220	349,820	398,643
Certificates of deposit	719,708	695,310	648,531	628,375	586,012
Total interest-bearing deposits	1,117,137	1,070,033	1,039,315	1,053,644	1,059,713
Borrowings	584,764	551,545	441,716	333,249	296,111
Total interest-bearing liabilities	1,701,901	1,621,578	1,481,031	1,386,893	1,355,824
Noninterest-bearing demand deposits	106,042	130,291	143,296	177,217	153,591
Noninterest-bearing liabilities	46,805	46,446	51,840	63,866	43,683
Total liabilities	1,854,748	1,798,315	1,676,167	1,627,976	1,553,098
Equity	355,336	364,139	371,964	374,639	388,656
Total liabilities and equity	$2,210,084	$2,162,454	$2,048,131	$2,002,615	$1,941,754

Average Yield/Costs (annualized)
Loans receivable and held for sale	5.26%	5.05%	4.87%	4.69%	4.32%
Mortgage related securities	2.41%	2.26%	2.25%	2.13%	2.07%
Debt securities, federal funds sold and short term investments	4.45%	3.67%	3.71%	3.35%	2.41%
Total interest-earning assets	4.97%	4.73%	4.57%	4.36%	3.93%

Demand accounts	0.11%	0.09%	0.08%	0.08%	0.08%
Money market and savings accounts	1.54%	1.42%	1.26%	0.67%	0.21%
Certificates of deposit	3.43%	2.80%	1.92%	1.10%	0.51%
Total interest-bearing deposits	2.64%	2.23%	1.60%	0.89%	0.37%
Borrowings	4.71%	4.08%	3.68%	3.23%	2.34%
Total interest-bearing liabilities	3.35%	2.86%	2.22%	1.45%	0.80%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$12,431	$13,238	$14,008	$15,737	$15,507
Provision for credit losses	445	158	388	624	234
Total noninterest income	966	1,540	987	1,033	1,116
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	4,618	4,683	5,168	4,781	4,424
Occupancy, office furniture and equipment	852	873	1,031	877	955
Advertising	200	230	184	203	213
Data processing	672	602	601	551	539
Communications	70	72	78	92	108
Professional fees	176	146	218	153	123
Real estate owned	1	1	1	13	1
Loan processing expense	-	-	-	-	-
Other	703	1,641	896	2,468	1,477
Total noninterest expense	7,292	8,248	8,177	9,138	7,840
Income before income taxes	5,660	6,372	6,430	7,008	8,549
Income tax expense	1,121	1,182	1,600	1,308	1,983
Net income	$4,539	$5,190	$4,830	$5,700	$6,566

Efficiency ratio - QTD (non-GAAP)	54.43%	55.81%	54.53%	54.49%	47.16%
Efficiency ratio - YTD (non-GAAP)	54.94%	55.17%	54.53%	52.10%	51.20%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest loss	$(550)	$(622)	$(282)	$(241)	$(155)
Provision for credit losses	-	28	72	40	98
Total noninterest income	21,452	23,041	17,951	18,066	27,305
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	17,186	17,929	15,099	17,397	21,864
Occupancy, office furniture and equipment	1,141	1,173	1,232	1,289	1,341
Advertising	716	714	705	769	924
Data processing	551	480	516	490	543
Communications	173	153	173	197	194
Professional fees	564	466	188	453	265
Real estate owned	-	-	-	-	-
Loan processing expense	722	932	1,018	1,059	1,120
Other	1,935	1,914	2,403	2,584	2,571
Total noninterest expense	22,988	23,761	21,334	24,238	28,822
Loss before income taxes	(2,086)	(1,370)	(3,737)	(6,453)	(1,770)
Income tax benefit	(657)	(126)	(1,002)	(1,602)	(470)
Net loss	$(1,429)	$(1,244)	$(2,735)	$(4,851)	$(1,300)

Efficiency ratio - QTD (non-GAAP)	109.98%	105.99%	120.74%	135.98%	106.16%
Efficiency ratio - YTD (non-GAAP)	111.63%	112.49%	120.74%	104.02%	97.42%

Loan originations	$597,562	$623,342	$442,710	$546,628	$729,897
Purchase	95.4%	96.4%	96.5%	95.6%	94.2%
Refinance	4.6%	3.6%	3.5%	4.4%	5.8%
Gross margin on loans sold(1)	3.62%	3.73%	3.78%	3.41%	3.70%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations